Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2015

•	Revenues for Q3 2015 $560.7 million
•	Operating margin Q3 2015 of (4.3)%, or adjusted operating margin of 7.3%
•	EPS Q3 2015 of $(0.19), or adjusted EPS of $0.17
•	Impairment of goodwill and long-lived assets of $63.0 million
•	Revenues lost due to Tianjin facility temporary shut-down approximately $20 million
•	Book-to-bill October above 1
•	Guidance for Q4 2015 for revenues of $540 - $580 million and gross margins of 21% to 23%

MALVERN, PENNSYLVANIA – November 3, 2015 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended October 3, 2015.

Revenues for the fiscal quarter ended October 3, 2015 were $560.7 million, compared to $638.2 million for the fiscal quarter ended September 27, 2014.  The net loss attributable to Vishay stockholders for the fiscal quarter ended October 3, 2015 was $(27.7) million, or $(0.19) per share, compared to net earnings attributable to Vishay stockholders of $27.0 million, or $0.17 per diluted share for the fiscal quarter ended September 27, 2014.

Net loss attributable to Vishay stockholders for the fiscal quarter ended October 3, 2015 includes restructuring and severance costs of $2.3 million, impairment of goodwill and long-lived assets charges of $63.0 million, and a loss related to the Tianjin explosion of $5.4 million.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 27, 2014 include restructuring and severance costs of $3.5 million and U.S. pension settlement charges of $15.6 million.  These items are summarized on the attached reconciliation schedule.  Adjusted earnings per diluted share, which exclude these items, were $0.17 and $0.26 for the fiscal quarters ended October 3, 2015 and September 27, 2014, respectively.

Commenting on the results for the third quarter 2015, Dr. Gerald Paul, President and Chief Executive Officer, stated, "As expected, the general economic conditions were not favorable in general. Additionally, the temporary shutdown of our Tianjin facility, caused by the shockwave of the explosion in the port of Tianjin, resulted in lost revenues of approximately $20 million in the quarter. Despite the current headwinds, we expect a free cash flow generation of substantially over $100 million for the year 2015."

Dr. Gerald Paul continued, "The Capella business, acquired in 2014, has not performed as expected in its traditional end market of smart phones. We recorded impairment charges of $57.6 million to write down the related assets to their fair value. We still expect that the addition of Capella will, in the mid and long term, add considerable value to our entire optoelectronic components business through the creation of an in-house design capability and so to strengthen our position and potential for growing our optoelectronic business."

Dr. Gerald Paul continued, "Our restructuring programs—the announced global fixed cost reduction and the rationalization in MOSFETs—are on plan. They will noticeably improve Vishay's results in the future, independently of the economic environment. We believe in a cyclical rebound of the economy in the course of next year."

Commenting on the outlook for the fourth quarter 2015 Dr. Paul stated, "We expect a continuation of the inventory reduction at distribution during the quarter and guide for revenues of $540 to $580 million and for gross margins of 21% to 23%, based on current exchange rates."

A conference call to discuss third quarter financial results is scheduled for Tuesday, November 3, 2015 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 57522492.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, November 3, 2015 through 11:30 p.m. ET on Tuesday, November 10, 2015. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 57522492.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at https://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and results, Capella's future performance and the growth of the Company's optoelectronics business, cost reduction programs and their financial impact, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	October 3, 2015	July 4, 2015	September 27, 2014

Net revenues	$560,654	$590,470	$638,211
Costs of products sold	430,510	448,988	479,819
Gross profit	130,144	141,482	158,392
Gross margin	23.2%	24.0%	24.8%

Selling, general, and administrative expenses	88,995	91,652	93,837
Restructuring and severance costs	2,324	5,660	3,508
Impairment of goodwill and long-lived assets	62,980	-	-
U.S. pension settlement charges	-	-	15,588
Operating income (loss)	(24,155)	44,170	45,459
Operating margin	-4.3%	7.5%	7.1%

Other income (expense):
Interest expense	(6,677)	(6,736)	(6,167)
Other	3,240	1,160	(474)
Loss related to Tianjin explosion	(5,350)	-	-
Total other income (expense) - net	(8,787)	(5,576)	(6,641)

Income (loss) before taxes	(32,942)	38,594	38,818

Income taxes	(5,392)	12,076	11,841

Net earnings (loss)	(27,550)	26,518	26,977

Less: net earnings attributable to noncontrolling interests	116	250	6

Net earnings (loss) attributable to Vishay stockholders	$(27,666)	$26,268	$26,971

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.19)	$0.18	$0.18

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.19)	$0.17	$0.17

Weighted average shares outstanding - basic	147,701	147,700	147,569

Weighted average shares outstanding - diluted	147,701	151,700	155,546

Cash dividends per share	$0.06	$0.06	$0.06

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	October 3, 2015	September 27, 2014

Net revenues	$1,744,560	1,882,518
Costs of products sold	1,327,896	1,414,750
Gross profit	416,664	467,768
Gross margin	23.9%	24.8%

Selling, general, and administrative expenses	276,717	287,300
Restructuring and severance costs	9,394	18,926
Impairment of goodwill and long-lived assets	62,980	-
U.S. pension settlement charges	-	15,588
Operating income	67,573	145,954
Operating margin	3.9%	7.8%

Other income (expense):
Interest expense	(19,774)	(17,968)
Other	7,860	1,046
Loss related to Tianjin explosion	(5,350)	-
Total other income (expense) - net	(17,264)	(16,922)

Income before taxes	50,309	129,032

Income taxes	20,416	40,259

Net earnings	29,893	88,773

Less: net earnings attributable to noncontrolling interests	592	350

Net earnings attributable to Vishay stockholders	$29,301	$88,423

Basic earnings per share attributable to Vishay stockholders	$0.20	$0.60

Diluted earnings per share attributable to Vishay stockholders	$0.19	$0.57

Weighted average shares outstanding - basic	147,700	147,565

Weighted average shares outstanding - diluted	151,607	154,142

Cash dividends per share	$0.18	$0.18

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 3, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$390,305	$592,172
Short-term investments	688,987	514,776
Accounts receivable, net	282,228	271,554
Inventories:
Finished goods	113,881	113,361
Work in process	207,940	185,769
Raw materials	124,970	125,464
Total inventories	446,791	424,594

Deferred income taxes	29,160	17,815
Prepaid expenses and other current assets	96,279	105,539
Total current assets	1,933,750	1,926,450

Property and equipment, at cost:
Land	90,079	91,844
Buildings and improvements	559,757	560,926
Machinery and equipment	2,381,285	2,368,046
Construction in progress	71,415	82,684
Allowance for depreciation	(2,253,961)	(2,205,405)
	848,575	898,095

Goodwill	138,403	144,359

Other intangible assets, net	107,778	186,613

Other assets	143,045	143,256
Total assets	$3,171,551	$3,298,773

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 3, 2015	December 31, 2014
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$11	$18
Trade accounts payable	148,889	174,451
Payroll and related expenses	120,680	120,023
Other accrued expenses	155,829	137,576
Income taxes	25,646	24,671
Total current liabilities	451,055	456,739

Long-term debt less current portion	431,766	454,922
Deferred income taxes	161,546	178,900
Other liabilities	65,510	76,811
Accrued pension and other postretirement costs	277,943	300,524
Total liabilities	1,387,820	1,467,896

Equity:
Vishay stockholders' equity
Common stock	13,544	13,532
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,057,552	2,055,246
Retained earnings (accumulated deficit)	(172,770)	(175,485)
Accumulated other comprehensive income (loss)	(121,186)	(69,140)
Total Vishay stockholders' equity	1,778,353	1,825,366
Noncontrolling interests	5,378	5,511
Total equity	1,783,731	1,830,877
Total liabilities and equity	$3,171,551	$3,298,773

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 3, 2015	September 27, 2014

Operating activities
Net earnings	$29,893	$88,773
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	134,281	132,344
(Gain) loss on disposal of property and equipment	(116)	(65)
Accretion of interest on convertible debentures	3,167	2,930
Inventory write-offs for obsolescence	15,348	15,101
Impairment of goodwill and long-lived assets	62,980	-
U.S. pension settlement charges	-	15,588
Deferred income taxes	(32,523)	6,869
Other	(1,939)	(2,654)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(57,522)	(61,875)
Net cash provided by operating activities	153,569	197,011

Investing activities
Purchase of property and equipment	(86,767)	(90,507)
Proceeds from sale of property and equipment	1,989	2,345
Purchase of businesses, net of cash acquired	-	(198,186)
Purchase of short-term investments	(362,595)	(335,341)
Maturity of short-term investments	161,611	330,734
Sale of other investments	400	-
Other investing activities	(3,464)	1,734
Net cash provided by (used in) investing activities	(288,826)	(289,221)

Financing activities
Principal payments on long-term debt and capital lease obligations	-	(11)
Net proceeds (payments) on revolving credit lines	(27,000)	73,000
Net changes in short-term borrowings	(7)	14
Dividends paid to common stockholders	(24,378)	(24,358)
Dividends paid to Class B common stockholders	(2,184)	(2,183)
Excess tax benefit from RSUs vested	21	-
Proceeds from stock options exercised	-	50
Distributions to noncontrolling interests	(725)	(547)
Other financing activities	-	(1,323)
Net cash provided by (used in) financing activities	(54,273)	44,642
Effect of exchange rate changes on cash and cash equivalents	(12,337)	(17,478)

Net increase (decrease) in cash and cash equivalents	(201,867)	(65,046)

Cash and cash equivalents at beginning of period	592,172	640,348
Cash and cash equivalents at end of period	$390,305	575,302

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014

GAAP net earnings (loss) attributable to Vishay stockholders	$(27,666)	$26,268	$26,971	$29,301	$88,423

Reconciling items affecting operating margin:
Restructuring and severance costs	$2,324	$5,660	$3,508	$9,394	$18,926
Impairment of goodwill and long-lived assets	62,980	-	-	62,980	-
U.S. pension settlement charges	-	-	15,588	-	15,588

Reconciling items other income (expense):
Loss related to Tianjin explosion	$5,350	$-	$-	$5,350	$-

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(16,831)	$(1,988)	$(6,011)	(19,327)	$(10,855)

Adjusted net earnings	$26,157	$29,940	$40,056	$87,698	$112,082

Adjusted weighted average diluted shares outstanding	150,455	151,700	155,546	151,607	154,142

Adjusted earnings per diluted share*	$0.17	$0.20	$0.26	$0.58	$0.73

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014

GAAP net earnings (loss) attributable to Vishay stockholders	$(27,666)	$26,268	$26,971	$29,301	$88,423
Net earnings attributable to noncontrolling interests	116	250	6	592	350
Net earnings (loss)	$(27,550)	$26,518	$26,977	$29,893	$88,773

Interest expense	$6,677	$6,736	$6,167	$19,774	$17,968
Interest income	(1,115)	(1,028)	(1,172)	(3,340)	(3,656)
Income taxes	(5,392)	12,076	11,841	20,416	40,259
Depreciation and amortization	44,096	44,775	45,413	134,281	132,344
EBITDA	$16,716	$89,077	$89,226	$201,024	$275,688

Reconciling items
Restructuring and severance costs	$2,324	$5,660	$3,508	9,394	18,926
Impairment of goodwill and long-lived assets	62,980	-	-	62,980	-
U.S. pension settlement charges	-	-	15,588	-	15,588
Loss related to Tianjin explosion	5,350	-	-	5,350	-

Adjusted EBITDA	$87,370	$94,737	$108,322	$278,748	$310,202

Adjusted EBITDA margin**	15.6%	16.0%	17.0%	16.0%	16.5%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300